Calculation of Filing Fee Tables
N-2
BLACKROCK CORPORATE HIGH YIELD FUND, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(a)	17,920,328	$ 9.46	$ 169,526,302.88	0.0001381	$ 23,411.58
Fees to be Paid	2	Equity	Rights to Purchase Shares of Common Stock	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	3	Equity	Common Stock	415(a)(6)	36,485,289		$ 357,555,832.20			N-2	333-284646	02/07/2025	$ 54,741.80
Carry Forward Securities	4	Equity	Common Stock	415(a)(6)	594,383		$ 6,526,325.34			N-2	333-262469	12/29/2022	$ 604.99
			Total Offering Amounts:				$ 533,608,460.42		$ 23,411.58
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 23,411.58
Offering Note
[1]	The Registrant is relying on Rule 457(c) under the Securities Act of 1933 to calculate the registration fee. The Maximum Aggregate Offering Price is estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the shares of common stock on December 5, 2025, as reported on the New York Stock Exchange. The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this Registration Statement.

[2]	No separate consideration will be received by the Registrant. Any shares issued pursuant to an offering of rights to purchase shares of common stock, including any shares issued pursuant to an over-subscription privilege or a secondary over-subscription privilege, will be shares registered under this Registration Statement.

[3]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 36,485,289 of unsold shares of common stock (the "Unsold Carryfoward Shares") that were previously registered for sale under the Registrant's prior registration statement on Form N-2ASR (File No. 333-284646) effective January 31, 2025 (the "Prior Registration Statement"). The Registrant previously paid filing fees of $54,741.80 in connection with the Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Carryforward Shares will continue to be applied to such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Carryforward Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[4]	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 594,383 of unsold shares of common stock (the "Unsold Carryforward Shares") that were originally registered for sale under the Registrant's registration statement on Form N-2ASR (File No. 333-262469) effective February 2, 2022 and included on the Prior Registration Statement pursuant to Rule 415(a)(6) under the Securities Act. The Registrant previously paid filing fees of $604.99 in connection with the Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Carryforward Shares will continue to be applied to such Unsold Carryforward Shares. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Carryforward Shares under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A